Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2021 RESULTS

- Earnings of ($0.04) Per Fully Diluted Share -

- Core FFO of $0.20 Per Fully Diluted Share -

- Observatory Recovery and Continued Expense Discipline -

- $1.4 Billion of Liquidity, No Outstanding Debt Maturity Through 2024 -

New York, New York, October 27, 2021 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2021.

Third Quarter and Recent Highlights

•	Earnings was ($0.04) per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.20 per fully diluted share. Excluding lease termination fees, Core FFO would be $0.16 per fully diluted share.

•

Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees was down 5.7% from the third quarter of 2020 primarily driven by a reduction in revenues due to write-offs taken over the period and 3Q 2021 revenue from Global Brands Group treated partially as rental revenue and partially as lease termination income.

•

Empire State Building Observatory revenue for the third quarter 2021 increased to $12.8 million, from $8.4 million in the second quarter 2021 as visitation continued to ramp up. Observatory NOI was $6.4 million for the third quarter 2021, which is the second consecutive quarter of positive NOI since the onset of the COVID-19 pandemic and more than double the second quarter 2021 earnings contribution.

•

Realized lease termination fees were $11.3 million, or approximately $0.04 per fully diluted share. In keeping with historical practice, the Company includes lease termination fees when calculating FFO and Core FFO.

•	Signed 34 new, renewal, and expansion leases, representing a total of 268,055 rentable square feet. This includes 21 leases totaling 212,301 rentable square feet in the Manhattan office portfolio.

•	Collected 95% of third quarter 2021 total billings, stable and in-line with recent quarters.

•

Earned the highest possible GRESB 5 Star Rating and Green Star recognition for the second consecutive year with a score of 94, a six-point increase from the Company’s first year of participation in 2020. The company additionally received a score of 96 – the highest in the U.S. diversified group – and an “A” rating in the Public Disclosure Agreement, which measures ESG disclosure activities.

•

In the third quarter and through October 26, 2021, the Company repurchased $6.5 million of its common stock at a weighted average price of $10.41 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through October 26, 2021, to $153.8 million at a weighted average price of $8.41 per share.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on the current impact of the COVID-19 pandemic on its businesses, financial condition and results of operations.

Portfolio Operations

As of September 30, 2021, the Company’s total portfolio contained 10.1 million rentable square feet, which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space, which was occupied and leased as shown below.

	September 30, 2021	June 30, 2021	September 30, 2020
Percent occupied:
Total portfolio	83.5%	85.2%	85.9%
Total office	83.5%	85.0%	85.6%
Manhattan office	84.5%	87.2%	86.9%
GNYMA office	79.8%	76.1%	80.1%
Total retail	83.0%	88.5%	89.4%
Percent leased (includes signed leases not commenced):
Total portfolio	86.5%	88.2%	89.7%
Total office	86.1%	87.9%	89.4%
Manhattan office	87.4%	89.9%	90.9%
GNYMA office	80.7%	79.8%	83.1%
Total retail	91.9%	92.0%	93.4%

Leasing

The tables below summarize leasing activity for the three months ended September 30, 2021:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
Office	31	264,132	$53.39	$53.25	0.3%
Retail	3	3,923	$99.97	$179.25	(44.2%)
Total Overall	34	268,055	$54.11	$55.18	(2.0%)

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	13	139,620	$57.86	$57.23	1.1%
Renewal Office	8	72,681	$54.73	$54.26	0.9%
Total Office	21	212,301	$56.79	$56.21	1.0%

Leasing Activity Highlights During Third Quarter 2021

•

At One Grand Central Place, the Company signed an expansion office lease with Institutional Capital Network Inc., for approximately 29,400 square feet for a term of 12.9 years. Institutional Capital Network now occupies approximately 64,500 square feet in the building.

•	At 501 Seventh Avenue, the Company signed a new office lease with Argo Group US, Inc. for approximately 30,000 square feet for a term of 7.6 years.

•	At 1333 Broadway, the Company signed a new office lease with Playfly, LLC for approximately 29,600 square feet for a term of 7.7 years.

•	Prebuilt leasing activity in the Manhattan office portfolio comprised 15 of the 21 leases.

Observatory Results

As previously disclosed in our investor presentation dated September 21, 2021, we revised our hypothetical Observatory admissions based on the following factors:

•	Observatory visitor recapture versus 2019 was above our hypothetical in July and early August.

•	Two factors reduced admissions below our hypothetical in balance of 3Q 2021:

•	Resurgent Delta variant and impact on travel;

•	U.S. borders remain closed to international tourism.

•	Historically, September, October, and November (ex-Thanksgiving) are seasonally low volume months with strong international component.

•	We have adjusted down October and November to take into account no, and ramp-up of, international tourists, respectively.

•	On October 15, 2021, the Biden administration announced that effective November 8, 2021, fully vaccinated international tourists are permitted into the U.S.

The Observatory hosted approximately 255,000 visitors in the third quarter 2021, compared to 162,000 visitors in the second quarter 2021 and 30,000 visitors in the third quarter 2020. Third quarter attendance was approximately 24% of 2019 comparable period attendance. Month-to-date through October 26th, attendance was at 24% of 2019 comparable period attendance, above the Company’s revised hypothetical October admissions forecast of 20%. The Company will monitor developments and update the hypothetical admissions forecast, as warranted. The Company believes attendance will return to pre-COVID-19 levels as tourism and travel normalize in the quarters ahead.

Observatory revenue for the third quarter 2021 was $12.8 million and Observatory expenses were $6.4 million in the third quarter 2021. The Company continues to manage expenses given the gradual ramp-up in visitation. Observatory NOI was $6.4 million in the third quarter, marking the second consecutive positive quarter since the onset of the COVID-19 pandemic in first quarter 2020.

Balance Sheet

The Company had $1.4 billion of total liquidity as of September 30, 2021, which is comprised of $582 million of cash, plus an additional $850 million available under its revolving credit facility.

At September 30, 2021, the Company had total debt outstanding of approximately $2.2 billion, with a weighted average interest rate of 3.9% per annum, and a weighted average term to maturity of 7.4 years. At September 30, 2021, the Company’s net debt to total market capitalization was 34.7% and net debt to adjusted EBITDA was 5.6x. The Company has no outstanding debt maturity until November 2024.

In the third quarter and through October 26, 2021, the Company repurchased $6.5 million of its common stock at a weighted average price of $10.41 per share. This brings the cumulative total, since the stock repurchase program began on March 5, 2020 through October 26, 2021, to $153.8 million at a weighted average price of $8.41 per share, through a combination of open-market purchases and 10b5-1 programs.

Acquisitions

Earlier this week and referenced in the 8K filed on October 27th, the Company signed conditional agreements for purchase of two multifamily assets in Manhattan totaling 625 residential units, for a total purchase price of approximately $307 million, inclusive of approximately $186 million of assumed debt. An affiliate of one of the principal current owners of the properties would retain a 10% equity stake and would continue to serve as property manager. The transaction is subject to conditions, the satisfaction of which depend upon actions by third parties as well as the Company. As such, there can be no assurance that the transaction can or will be closed.

Dividend

On September 30, 2021, the Company paid a dividend of $0.035 per share or unit, as applicable, for the third quarter 2021 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On September 30, 2021, the Company paid a preferred dividend of $0.15 per unit for the third quarter 2021 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the third quarter 2021 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 28, 2021 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until November 4, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13723868.

The Supplemental Report and Investor Presentation are integral components of quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the Investors page of its website, which can be found at www.esrtreit.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the “World’s Most Famous Building.” The company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2021, which consists of 9.4 million rentable square feet across 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; as well as approximately 700,000 rentable square feet in the retail portfolio.

Empire State Realty Trust is a leader in energy efficiency in the built environment and sustainability space, with 76 percent of the eligible portfolio ENERGY STAR certified and 100 percent fully powered by renewable wind electricity. As the first commercial real estate portfolio in the Americas to achieve the evidence-based, third-party verified WELL Health-Safety Rating for health and safety, ESRT additionally earned the highest possible GRESB 5 Star Rating and Green Star recognition for sustainability performance in real estate and was named a Fitwel Champion for healthy, high-performance buildings. To learn more about Empire State Realty Trust, visit esrtreit.com and follow ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described above, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (x) declining real estate valuations and impairment charges; (xi) termination or expiration of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xv) difficulties in identifying properties to acquire and completing acquisitions; (xvi) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters; and (xx) the accuracy of our methodologies and estimates regarding ESG metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Revenues
Rental revenue	$139,558	$139,909
Observatory revenue	12,796	4,419
Lease termination fees	11,321	331
Third-party management and other fees	314	283
Other revenue and fees	1,059	1,633

Total revenues	165,048	146,575
Operating expenses
Property operating expenses	33,357	33,836
Ground rent expenses	2,331	2,331
General and administrative expenses	14,427	14,517
Observatory expenses	6,370	5,931
Real estate taxes	29,566	31,196
Impairment charge	—	2,103
Depreciation and amortization	65,794	44,733

Total operating expenses	151,845	134,647

Total operating income	13,203	11,928
Other income (expense):
Interest income	211	366
Interest expense	(23,577)	(23,360)
IPO litigation expense	—	(1,165)

Loss before income taxes	(10,163)	(12,231)
Income tax (expense)	(20)	(38)

Net (loss)	(10,183)	(12,269)
Preferred unit distributions	(1,050)	(1,050)
Net loss attributable to non-controlling interests	4,256	5,115

Net (loss) attributable to common stockholders	$(6,977)	$(8,204)

Total weighted average shares
Basic	172,494	173,048

Diluted	277,716	280,940

Net income (loss) per share attributable to common stockholders
Basic	$(0.04)	$(0.05)

Diluted	$(0.04)	$(0.05)

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2021	2020
Revenues
Rental revenue	$420,586	$426,021
Observatory revenue	23,758	24,049
Lease termination fees	15,949	1,575
Third-party management and other fees	917	930
Other revenue and fees	2,550	5,254

Total revenues	463,760	457,829
Operating expenses
Property operating expenses	92,429	105,054
Ground rent expenses	6,994	6,994
General and administrative expenses	42,369	48,617
Observatory expenses	16,226	18,087
Real estate taxes	92,367	90,029
Impairment charge	—	6,204
Depreciation and amortization	155,339	143,609

Total operating expenses	405,724	418,594

Total operating income	58,036	39,235
Other income (expense):
Interest income	497	2,529
Interest expense	(70,553)	(66,906)
Loss on early extinguishment of debt	(214)	(86)
IPO litigation expense	—	(1,165)

Loss before income taxes	(12,234)	(26,393)
Income tax benefit	3,271	2,794

Net loss	(8,963)	(23,599)
Preferred unit distributions	(3,151)	(3,147)
Net loss attributable to non-controlling interests	4,591	10,244

Net loss attributable to common stockholders	$(7,523)	$(16,502)

Total weighted average shares
Basic	172,487	176,299

Diluted	277,829	285,640

Net income (loss) per share attributable to common stockholders
Basic	$(0.04)	$(0.09)

Diluted	$(0.04)	$(0.09)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Net loss	$(10,183)	$(12,269)
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	64,565	43,029
Impairment charge	—	1,259

FFO attributable to common stockholders and non-controlling interests	53,332	30,969
Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	55,289	32,926
Severance expenses	—	805
IPO litigation expense	—	1,165

Core FFO attributable to common stockholders and non-controlling interests	$55,289	$34,896

Total weighted average shares
Basic	277,716	280,940

Diluted	277,716	280,940

FFO per share
Basic	$0.19	$0.11

Diluted	$0.19	$0.11

Modified FFO per share
Basic	$0.20	$0.12

Diluted	$0.20	$0.12

Core FFO per share
Basic	$0.20	$0.12

Diluted	$0.20	$0.12

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2021	2020
Net loss	$(8,963)	$(23,599)
Preferred unit distributions	(3,151)	(3,147)
Real estate depreciation and amortization	151,149	138,555
Impairment charge	—	5,360

FFO attributable to common stockholders and non-controlling interests	139,035	117,169
Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	144,908	123,042
Loss on early extinguishment of debt	214	86
Severance expenses	—	3,813
IPO litigation expense	—	1,165

Core FFO attributable to common stockholders and non-controlling interests	$145,122	$128,106

Total weighted average shares
Basic	277,829	285,640

Diluted	277,829	285,640

FFO per share
Basic	$0.50	$0.41

Diluted	$0.50	$0.41

Modified FFO per share
Basic	$0.52	$0.43

Diluted	$0.52	$0.43

Core FFO per share
Basic	$0.52	$0.45

Diluted	$0.52	$0.45

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2021	December 31, 2020
Assets
Commercial real estate properties, at cost	$3,187,734	$3,133,966
Less: accumulated depreciation	(1,055,731)	(941,612)

Commercial real estate properties, net	2,132,003	2,192,354
Cash and cash equivalents	582,188	526,714
Restricted cash	38,779	41,225
Tenant and other receivables	21,664	21,541
Deferred rent receivables	228,394	222,508
Prepaid expenses and other assets	60,522	77,182
Deferred costs, net	189,327	203,853
Acquired below market ground leases, net	338,862	344,735
Right of use assets	28,945	29,104
Goodwill	491,479	491,479

Total assets	$4,112,163	$4,150,695

Liabilities and equity
Mortgage notes payable, net	$773,925	$775,929
Senior unsecured notes, net	973,320	973,159
Unsecured term loan facility, net	388,095	387,561
Accounts payable and accrued expenses	94,216	103,203
Acquired below market leases, net	23,512	31,705
Ground lease liabilities	28,945	29,104
Deferred revenue and other liabilities	90,427	88,319
Tenants’ security deposits	26,042	30,408

Total liabilities	2,398,482	2,419,388
Total equity	1,713,681	1,731,307

Total liabilities and equity	$4,112,163	$4,150,695